UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026

WRAP TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38750	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3480 Main Hwy, Suite 202, Miami, Florida 33133

(Address of principal executive offices) (Zip code)

(800) 583-2652

(Registrant’s Telephone Number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

Frenel Investment

On July 7, 2026, Wrap Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) by and among the Company, Frenel Imaging Ltd., a company incorporated under the laws of the State of Israel (“Frenel”), and the other investors (the “Investors”)listed on the signature pages thereto, pursuant to which, (the “Investors”).Pursuant to the Purchase Agreement, the Company purchased in a private placement an aggregate of 74,918 Series A Preferred Shares, par value NIS 0.01 per share (the “Preferred Shares”), of Frenel at a purchase price of $26.6959 per share, for an aggregate purchase price of $2,000,000 ($300,000 of which was already paid by the Company pursuant to that certain advance investment and interim limited license agreement, dated as of March 6, 2026, by and between the Company and Frenel) (collectively, the “Financing Transaction”). The closing of the Financing Transaction occurred on July 8, 2026 (the “Closing Date”).

Pursuant to the Purchase Agreement, each Investor has an irrevocable right, but not the obligation, to make additional investments in Frenel in one or more additional closings of up to an aggregate of $2,500,000 collectively among all Investors, in consideration for Series A-2 Preferred Shares (“A-2 Preferred Shares”), par value NIS 0.01 per share, of Frenel, having the same rights, restrictions, preferences, privileges, and protections as the Preferred Shares. Such additional investment right may be exercised at any time until twenty-four (24) months following the initial closing under the Purchase Agreement, and the purchase price for the A-2 Preferred Shares will be based on a pre-money valuation of $18,500,000 on a fully diluted basis, determined immediately following the deferred closing. If the aggregate optional investment amounts subscribed for by all Investors exceed $2,500,000, each participating Investor’s optional investment amount will be reduced pro rata based on the respective financing amounts of the participating Investors.

The Purchase Agreement contains certain representations and warranties, covenants and indemnification provisions customary for similar transactions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the applicable parties to the Purchase Agreement and may be subject to limitations agreed upon by the applicable contracting parties.

Preferred Shares

The rights, restrictions, preferences, privileges, and protections of the Preferred Shares are governed by the Amended and Restated Articles of Association of Frenel (the “Articles”).the Preferred Shares are convertible into ordinary shares of Frenel, par value NIS 0.01 per share (“Ordinary Shares”), at any time at the option of the holder thereof, subject to certain exceptions, at the conversion price of $26.6959, subject to certain adjustments as provided for in the Articles.

The holders of Preferred Shares are entitled to vote on an as-converted to Ordinary Shares basis with holders of ordinary shares of Frenel, par value NIS 0.01 per share (“Ordinary Shares”).

In the event that dividends are declared and distributed, holders of Preferred Shares shall be entitled to receive dividends pari passu, on an as-converted basis, with the holders of Ordinary Shares. In the event of a liquidation, dissolution or winding up of Frenel, the holders of Preferred Shares are entitled to receive, on a pari-passu basis (based upon shares held on an as converted basis) prior and in preference to the holders of Ordinary Shares, out of available funds an amount per share equal to the greater of (i) $26.6959 (and all declared but unpaid dividends, if any) and less prior dividends or distributions (the “Preferred Preference Amount”), or (ii) the amount per Preferred Share that each holder thereof would have been entitled to had such Preferred Share been converted into Ordinary Shares (without having to actually convert) (the “Pro Rata Amount”). The Preferred Shares will be automatically converted to Ordinary shares upon an initial public offering of the Ordinary Shares. Pursuant to the Articles, the Company is entitled to, prior to any initial public offering of the Ordinary Shares and so long as the Company holds at least 80% of the Preferred Shares, a right of first refusal and co-sale rights with respect to any sale of shares of Frenel.

Amended and Restated Investors’ Rights Agreement

In connection with the Purchase Agreement, the Company entered into an Amended and Restated Investors’ Rights Agreement, dated July 7, 2026, by and among the Company, Frenal and other certain Frenel shareholders (the “IRA”). Pursuant to the IRA, the Company was granted certain additional rights as a holder of the Preferred Shares, including, among others, registration rights, information rights and inspection rights, subject to certain confidentiality obligations.

Exclusive Distribution License Agreement

On July 7, 2026 (the “Effective Date”), the Company and Frenel entered into an exclusive distribution license agreement (the “License Agreement”), pursuant to which, Frenel granted to the Company an exclusive license to market, sell, distribute, integrate, and provide Frenel’s proprietary image processing software for polarimetric thermal imaging (the “Company Product”) to customers within the United States of America (the “Territory”) and, outside the Territory, to NATO agencies and member-state customers through U.S. Department of Defense-funneled Foreign Military Financing and Foreign Military Sales transactions (“NATO Customers”).

The distribution license is exclusive for an initial exclusivity period of four (4) years from the Effective Date, subject to the Company’s continuous satisfaction of certain minimum annual commitment milestones described below. The License Agreement commences on the Effective Date and continues until terminated in accordance with its terms. Certain pre-existing relationships of Frenel (the “Excluded Relationships”), including engagements with DRS/RADA/Leonardo DRS, Redwire Inc., Polaris Sensor Technologies, Moxtek, Sierra Olympia Technologies, Eoptic, Atlantic Bridge Solutions/ANC Group, and CET Sandbox, are excluded from the exclusivity grant for an initial period of twelve (12) months (extendable by an additional six months) during which Frenel may convert those relationships into definitive agreements. After such period, any unconverted Excluded Relationships become subject to the Company’s exclusive distribution rights.

The Company’s exclusivity is conditioned upon meeting certain performance milestones. By the twelve (12)-month anniversary of the Effective Date, the Company must establish a U.S. value chain and marketing base, complete at least three (3) product demonstrations, initiate at least one (1) active pilot program, respond to at least one (1) request for quotation, and conduct at least ten (10) meetings with high-level decision makers. By the twenty-four (24) month anniversary, the Company must have executed at least one (1) customer agreement for the purchase or subscription of the Company Product. By the thirty-six (36) month anniversary, cumulative net revenue to Frenel from sales executed by the Company must exceed $3,000,000. Failure to achieve any milestone, after applicable cure periods of 120 days for the first milestone and 90 days for subsequent milestones, results in the automatic conversion of the exclusive license to a non-exclusive license for the remainder of the term.

Either party may terminate the License Agreement upon a material breach by the other party that remains uncured for thirty (30) days following written notice. Frenel may terminate if the Company fails to meet the minimum annual commitments (commencing at the second anniversary of the Effective Date) upon thirty (30) days’ notice. Either party may terminate immediately upon the other’s bankruptcy or insolvency. Frenel may also terminate upon ninety (90) days’ notice if the Company undergoes a change of control in which the acquirer is a direct competitor of Frenel. Upon termination (other than for the Company’s breach), the Company is entitled to a twelve (12)-month “Tail Period” during which it continues to receive its revenue share on up to ten (10) advanced customer prospects then pending.

For products sourced from Frenel’s Israeli operations, the Company has agreed to pay Frenel a quoted base price plus a ten percent (10%) revenue share of net funds invoiced to the end customer. For U.S. sourced or alternative supply chain products, Frenel receives its base price (as mutually agreed) plus a ten percent (10%) revenue share of net funds. The revenue share constitutes the sole and exclusive compensation to the Company under the License Agreement. Payments are due within thirty (30) days of the Company’s receipt of corresponding customer payments and a valid invoice from Frenel.

The License Agreement requires that Scot Cohen, the Company’s Chairman and Chief Executive Officer, and Jared Novick, the Company’s President and Chief Operating Officer, remain materially and actively involved in the Company’s performance under the License Agreement during the term and any applicable Tail Period. A material reduction in the involvement of either key person triggers notice and replacement procedures. If such a reduction is not resolved within the prescribed period, Frenel may convert the exclusive license to a non-exclusive license upon forty-five (45) days’ written notice.

Pursuant to the License Agreement, Frenel retains all intellectual property rights in the Company Product and related proprietary technology. The Company retains all rights in its own intellectual property. Any intellectual property jointly developed under a separate statement of work will be jointly owned by the parties.

The License Agreement also contains customary representations and warranties, indemnification provisions, confidentiality obligations, non-compete restrictions, and other miscellaneous terms customary for similar transactions.

The foregoing descriptions of terms and conditions of the Purchase Agreement, the IRA and the License Agreement do not purport to be complete and are qualified in their entirety by the full text of the Purchase Agreement, the IRA and the License Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 , and 10.3 respectively.

Item 8.01 Other Events.

On July 7, 2026, the Company issued a press release announcing the License Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Securities Purchase Agreement, dated July 7, 2026, by and among the Company, Frenel Imaging Ltd. and certain other investors listed on the signature paged thereto
10.2*	Amended and Restated Investors’ Rights Agreement, dated July 7, 2026, by and among the Company, Frenel Imaging Ltd. and certain Frenel Imaging Ltd. shareholders listed on the signature pages thereto.
10.3*	Exclusive Distribution and License Agreement, dated July 7, 2026, by and between the Company and Frenel Imaging Ltd.
99.1	Press Release, dated July 7, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: July 13, 2026	By:	/s/ Scot Cohen
Scot Cohen
Chief Executive Officer and Chairman of the Board